Exhibit (h)(4)(xv)

AMENDMENT NO. 6

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 6, dated as of August 1, 2006 (“Amendment No. 6”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. EQ/AXA Rosenberg Value Long/Short Portfolio, EQ/Davis New York Venture Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Income Portfolio, EQ/International ETF Portfolio, EQ/Mutual Shares Portfolio, EQ/Oppenheimer Global Portfolio, EQ/Oppenheimer Main Street Opportunity Portfolio, EQ/Oppenheimer Main Street Small Cap Portfolio, EQ/Templeton Growth Portfolio and EQ/Van Kampen Real Estate Portfolio, (“New Portfolios”) shall be included as Portfolios in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
Name:	Kenneth T. Kozlowski	Name:	Steven M. Joenk
Title:	Chief Financial Officer	Title	Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:	/s/ Jamie Shepherdson	By:	/s/ Robert S. Jones, Jr.
Name:	Jamie Shepherdson	Name:	Roberts S. Jones, Jr.
Title:	President and Chief Executive Officer	Title:	Chairman

SCHEDULE B

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Ariel Appreciation II

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/Mercury International Value Portfolio

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Money Market Portfolio

EQ/Small Company Index Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/Bear Stearns Small Company Growth Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Enterprise Moderate Allocation Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Government Securities Portfolio

EQ/Intermediate Term Bond Portfolio

EQ/International Growth Portfolio

EQ/Long Term Bond Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/PIMCO Real Return Portfolio

EQ/TCW Equity Portfolio

EQ/Short Duration Bond Portfolio

EQ/UBS Growth and Income Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/International ETF Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Real Estate Portfolio